SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 30, 2008 (July 29, 2008)

SIONIX CORPORATION
(Exact name of Company as specified in Charter)

Nevada	002-95626-D	87-0428526
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

2082 Michelson Drive, Suite 306
Irvine, California 92612
(Address of Principal Executive Offices)

(949) 752-7980
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2 below).

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On July 29, 2008, the Registrant sold and issued in a private placement (the “Private Placement”) $1,000,000 in aggregate principal amount of its 12% Convertible Debentures (each, a “Debenture”, collectively, the “Debentures”) along with warrants to purchase an aggregate of 1,000,000 shares of the Registrant’s common stock (the “Warrants”).

The Debentures will be convertible into common stock of the Registrant at a conversion price of $0.25 per share (the “Conversion Price”) from and after such time as the Registrant increases its authorized common stock in accordance with applicable federal securities laws, which the Registrant plans to do as soon as commercially and legally practicable. Each Debenture has a maturity date one year from its date of issuance and all outstanding principal and accrued interest of each Debenture will be due and payable on such date unless sooner declared due and payable by the holder upon the occurrence of an event of default. The Debentures accrue interest at the rate of 12% per year. In the event the Registrant sells its common stock, or securities convertible into common stock, at a price, or conversion price or exercise price, less than the Conversion Price (a “Dilutive Issuance”), then the Conversion Price of any then outstanding Debentures will be reduced to equal such lower price, except in connection with certain exempt issuances. In an event of default under the Debentures, the Conversion Price will be reduced to $0.15 per share.

The Warrants will be exercisable at an exercise price of $0.30 per share from and after such time as the Registrant increases its authorized common stock. The Warrants have a term of five years and may be exercised on a cashless basis at the election of the holder. In the event of a Dilutive Issuance, the exercise price of the Warrants will be reduced to equal the price of the securities issued in the Dilutive Issuance, except in connection with certain exempt issuances.

Out of the $1,000,000 gross proceeds of the Private Placement, the Registrant paid a placement fee of $120,000 and transaction expenses of $40,000.

The Private Placement was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder, inasmuch as the securities were issued to accredited investors only without any form of general solicitation or general advertising.

The foregoing discussion is qualified in its entirety by reference to the form of Securities Purchase Agreement, 12% Convertible Debenture and Common Stock Purchase Warrant that are attached as exhibits to this Current Report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1 Form of Securities Purchase Agreement
Exhibit 10.2 Form of 12% Convertible Debenture
Exhibit 10.3 Form of Common Stock Purchase Warrant
Exhibit 99.1 Press Release, dated July 30, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 30, 2008

SIONIX CORPORATION

By:	/s/ Richard Papalian
Richard Papalian, Chief Executive Officer